EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-3 and related prospectus of BOS Better Online Solutions Ltd. for the registration of 1,190,228 of its Ordinary shares and to the incorporation by reference therein of our report dated March 22, 2004, with respect to the consolidated financial statements of BOS Better Online Solutions Ltd. included in its Annual Report on Form 20-F, for the year ended December 31, 2003, filed with the Securities and Exchange Commission on June 17, 2004.



                                  /S/ K KOST FORER, GABBAY & KASIERER
                                  -----------------------------------
                                     KOST FORER, GABBAY & KASIERER
                                   A Member of Ernst & Young Global

Tel Aviv, Israel
July 21, 2004